SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Date of Report June 22, 2007
(Date of Earliest event reported)

First Northern Community Bancorp
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California95620	95620
(Address of principal executive offices)(Zip Code)	(Zip Code)

 (707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On June 22, 2007, FNRN issued a press release announcing a new stock repurchase program for the Company’s outstanding common stock. This new program will replace the stock repurchase program that commenced on May 1, 2006 and the new program will begin June 22, 2007 and remain in effect until June 21, 2009. A copy of this press release is furnished herewith as Exhibit 99.1.

ITEM 8.01. OTHER EVENTS

The Board of Directors of First Northern Community Bancorp (FNRN), holding company of First Northern Bank, has announced a new stock repurchase program to replace the stock repurchase program that commenced on May 1, 2006, with the new program to begin June 22, 2007 and remain in effect until June 21, 2009 for its outstanding common stock. Based on market conditions, share repurchases will be made from time to time in the open market or in privately negotiated transactions. The repurchase program, which will remain in effect until June 21, 2009, allows purchases in an aggregate amount of up to 4% of First Northern Community Bancorp’s outstanding shares of common stock over each rolling 12-month period at prices not exceeding the prices then prevailing on the over-the-counter market.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibit is furnished with this report:

Exhibit No.	Exhibit Description

99.1	Press Release of First Northern Community Bancorp, dated June 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2007 First Northern Community Bancorp
(Registrant)

/s/ Louise A. Walker

  By:     Louise A. Walker
 Senior Executive Vice President/
 Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of First Northern Community Bancorp, dated June 22, 2007